UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) April 10, 2023

Alpine 4 Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-40913	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)
2525 E Arizona Biltmore Circle, Suite 237
Phoenix, AZ 85016
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ALPP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Announcement of Resignation of Director

On April 10, 2023, Mr. Charles W. Winters II resigned as a director of Alpine 4 Holdings, Inc. (the "Company"), effective at the end of that same day. Mr. Winters' notice of resignation was conveyed in a letter of resignation (the “Resignation Letter”), a copy of which is attached to this Current Report on Form 8-K as Exhibit 17.1. In his Resignation Letter, Mr. Winters stated that he had serious concerns regarding the operations, policies, and practices of the Company. The Company disputes the claims made by Mr. Winters in his Resignation Letter, including his characterizations of the Company, the Board, the CEO, and other Company management.

Mr. Winters' criticisms expressed in the Resignation Letter are ones he first voiced as early as 13 months ago, beginning around the time his position as a sales executive with the Company was terminated for cause, and also after the Company Board adopted a rotating chairmanship that meant Mr. Winters would at present no longer be chairman. When Mr. Winters’ claims were originally raised, Company CEO Kent Wilson directed that an independent outside investigation be instituted, and thereafter the well-regarded independent investigatory law firm Littler Mendelson, P.C. (“Littler”) was engaged to investigate Mr. Winters' claims and to review the appropriateness of his termination for cause from his sales position. In addition, the Board convened two special committees of independent dis-interested board members, one to review claims in which the Company and its auditor agreed that good governance required further investigation into the possible validity of the claims, and one to review evidence of concerning conduct by Mr. Winters that appeared to violate the fiduciary duty that Mr. Winters owed to the Company and its Board. The Littler and the Special Committees’ investigatory efforts arrived at the conclusions that Mr. Winters’ claims of problems in the operations, policies, and practices of the Company were unfounded, that the termination of his employment with the Company as a sales executive was justified, and that he had engaged in conduct that violated his fiduciary duty to the Company and the Board, and moreover that there is evidence that these violations of fiduciary duty were committed in bad faith. Copies of various reports generated during these investigations were shared with Mr. Winters, including an executive summary of the Littler report.

These efforts of investigation and review culminated in a Special Committee of the Board resolution, dated September 8th, 2022, sanctioning Mr. Winters. Quoting from that resolution in relevant part:

WHEREAS the Special Committee finds that the evidence presented in the reports are persuasive that Director Winters’ conduct was actionable as violations under the Company and Board rules and policies for comportment of employees and Board members; and

WHEREAS the Special Committee finds that the evidence presented in the reports are persuasive that Director Winters’ and his counsel’s allegations of Company and Board malfeasance are without merit, and moreover were alleged by Director Winters in bad faith; and

WHEREAS Director Winters’ conduct in violation of Company and Board policies and in breach of his fiduciary duties has unfoundedly jeopardized the Company’s position with its outside auditors, threatened to cause missed SEC filing deadlines, unduly risked exposure to (i) unfounded shareholder lawsuits, (ii) liability for unfair labor practices, and (iii) unwarranted stock price decline, and to date has cost the Company over $100,000 in expenses and many hours of diverted Company management and Board attention;

NOW, THEREFORE, BE IT RESOLVED, that based on these recitals, the Special Committee of the Board of Directors proclaims that it strongly disapproves of the aforementioned conduct of Director Winters, and in response to his conduct that violated policies stated in the Company’s Corporate Governance and Code of Business Conduct guidelines and the Employee Handbook, that violated the terms of the Founding Director Agreement signed by Director Winters, and that breached the duties of care, loyalty, and good faith that a Director owes to the Company and to the Board, the Special Committee hereby CENSURES Director Charles Winters, and admonishes him to cease and desist conduct that violates his fiduciary obligations as a Board member; and

IT IS RESOLVED FURTHER that the Special Committee, in its power to invoke penalties, does hereby exclude Director Winters from all Board committee and representative assignments, from serving as an officer of the Board, and from any official travel on Board business; and

IT IS RESOLVED FURTHER that the Special Committee calls on Director Winters to engage in discussions regarding terms of his resignation from the Board, and in that matter, the Special Committee hereby authorizes Company management to negotiate with Director Winters on the Board’s behalf;

In consequence of this sanctioning by the Board, as of the date of his resignation Mr. Winters did not hold any position on any committees of the Board. Also, in consequence of this sanctioning, Mr. Winters was not nominated to the slate of board members proposed for shareholder approval at the forthcoming annual shareholders meeting on April 18th, 2023.

Negotiations regarding Mr. Winters’ possible early departure from the Board commenced soon after adoption of the resolution by the Special Committee. However, the Company would not accede to Mr. Winters' monetary demands, and would not accede even when made aware a resignation letter that the Company must publish would be forthcoming otherwise, culminating in negotiations breaking off on April 10th, 2023, and that same day Mr. Winters submitted his Resignation Letter.

The Company has provided Mr. Winters with a copy of this Current Report on Form 8-K, and has advised him of his opportunity to furnish the Company as promptly as possible with a letter stating whether he agrees with the statements made in this Current Report on Form 8-K, and, if not, stating the respects in which he does not agree. The Company will file any letter received from Mr. Winters as an exhibit by an amendment to this Current Report on Form 8-K as and to the extent required by Item 5.02(a) (3) of Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

17.1	Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

Date: April 14, 2023